Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated September 9, 2002 relating to the consolidated financial statements and financial statement schedule, which appear in Origin Energy Limited’s Annual Report on Form 20-F/A for the year ended June 30, 2002. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ KPMG

Sydney, Australia

July 15, 2003